Exhibit 10.10

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This amendment (the "Amendment") is made as of July 25, 1997 by and between Frank M. Drendel (the "Executive") and General Instrument Corporation, a Delaware corporation ("General Instrument").

     WHEREAS, Comm/Scope Company ("CommScope"), a North Carolina corporation, the Executive, and General Instrument entered into an employment agreement (the "Agreement") as of November 28, 1988;

     WHEREAS, Section 11 of the Agreement provides that the Executive and General Instrument may modify the provisions of the Agreement which apply to General Instrument;

     WHEREAS, the Board of Directors of General Instrument has approved in principle a spin-off transaction, subject to certain conditions, pursuant to which the outstanding shares of common stock of NextLevel Systems, Inc., a Delaware corporation ("NextLevel Systems"), would be distributed on a pro rata basis to the stockholders of General Instrument followed by the distribution (the "Distribution") on a pro rata basis to the holders of common stock of NextLevel Systems (which holders also will be the stockholders of General Instrument) of the outstanding shares of common stock of CommScope, Inc., the parent company of CommScope;

     WHEREAS, after the date of the Distribution (the "Distribution Date"), General Instrument intends that Section 8 and the applicable provisions of Sections 9 through 18 of the Agreement will no longer apply to General Instrument, the Executive wishes to no longer be bound by such provisions, and the Executive and General Instrument wish to modify the Agreement to reflect their intentions;

     NOW, THEREFORE, the Executive and General Instrument agree as follows:

     Effective as of the Distribution Date, Section 8 will no longer apply to General Instrument and Section 8 and each reference to General Instrument in Sections 9 through 18 of the Agreement are hereby deleted.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                      /s/ Frank M. Drendel
                                      -------------------------------
                                      Frank M. Drendel



                                      GENERAL INSTRUMENT CORPORATION



                                      By: /s/ Thomas A. Dumit
                                      --------------------------------
                                      Title:

                       [Letterhead of General Instrument]


[RECEIVED
MAR 20 1997
LEGAL DEPT.]

                                                                    May 20, 1993

Mr. Frank M. Drendel, President
Comm/Scope, Inc.
1375 Lenoir-Rhyne Boulevard
P.O. Box 339
Hickory, NC  28601

                            Re: Employment Agreement

Dear Frank:

     This letter confirms our agreement that, while you are employed by General Instrument Corporation ("GI"), if GI maintains a management incentive compensation plan for the benefit of its executive officers, your participation in that plan on a substantially similar basis as the presidents of GI's other broadband divisions shall satisfy Section 4 of that certain Employment Agreement, dated as of November 28, 1988, by and between Comm/Scope, Inc. (formerly Comm/Scope Company) and you.

                                      Very truly yours,

                                      /s/ Thomas A. Dumit

Accepted and Agreed to:

/s/ Frank M. Drendel
---------------------------------
Frank M. Drendel

                              EMPLOYMENT AGREEMENT

     This AGREEMENT is made as of November 28, 1988 by and between COMM/SCOPE COMPANY, a North Carolina corporation (the "Company"), and FRANK M. DRENDEL (the "Executive"). General Instrument Corporation, a Delaware corporation ("General Instrument"), is also a party to this Agreement to the extent set forth in
Section 8 hereof and the related provisions of Sections 9 through 18 hereof.

     WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 28, 1988 by and between General Instrument, Cable/Home Communication Corp., the Company, the Executive and FMD Acquisition Corp. ("FMD"), FMD has agreed to merge with and into the Company;

     WHEREAS, it is a condition of the Merger Agreement that the Executive enter into this Agreement providing for the continued employment of the Executive by the Company from and after the Effective Time (as such term is defined in the Merger Agreement), and providing for the non-competition and other arrangements set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the continued employment of the Executive, and other good and valuable consideration, the parties agree as follows:

1. Employment Term.

     The Company hereby employs the Executive, and the Executive hereby accepts exclusive full-time employment with the Company. Such employment shall commence at the Effective Time and continue until terminated pursuant to Section 5 hereof. The period during which the Executive is employed hereunder shall be referred to as the "Employment Term".

2.  Duties.

     The Executive shall serve as the President and Chief Executive Officer of the Company and shall have such powers, duties and responsibilities as are prescribed from time to time consistent with such offices by the by-laws and the board of directors of the Company (the "Board of Directors"). The Executive agrees faithfully to discharge such duties and responsibilities and, generally, to perform such other functions consistent with such offices for the Company. The compensation herein provided to be paid to the Executive shall cover and include all services and functions performed by the Executive for the Company. Except as otherwise provided herein, the terms of the Executive's employment by the Company shall be in accordance with the policies established by the Board of Directors as to working facilities, vacation, sick leave and all other benefits for, and restrictions upon, its senior executives, to the extent that such policies are applicable to the President and Chief Executive Officer. The Executive shall comply at all times with the requirements of all policies, rules, practices and procedures established by the Board of Directors relating to the conduct of the Company's senior executives, as in effect from time to time during the Employment Term and to the extent applicable to the President and Chief Executive Officer, except as otherwise expressly provided herein.

3. Extent of Services; Place of Performance.

     (a) The Executive agrees that during the Employment Term he will devote his normal working time (except for vacations and periods of illness), attention and best efforts to the business and interests of the Company, that he will perform all duties and responsibilities assigned to him and that he will do his utmost to enhance and develop the business, interests and welfare of the Company and shall not, without the prior written consent of the Board of Directors, work for any other employer or take any other position or undertake any activity (whether or not compensated) not related to his employment that would in the aggregate require any substantial portion of his working time or otherwise adversely affect his ability to perform hereunder.

     (b) The Executive shall perform his duties at the principal office of the Company in Hickory, North Carolina, except to the extent the Executive may reasonably be required to travel and render services in different locations from time to time incident to the performance of such duties.

4.  Compensation.

     The Executive's compensation, including any participation in bonus, stock option and other employee benefit plans and arrangements and other fringe benefits, is set forth in Exhibit A attached hereto and made a part hereof. In addition, unless otherwise expressly provided in this Agreement or Exhibit A, the Executive shall be eligible to participate in all benefit plans, programs and arrangements available to senior executives in accordance with the terms thereof and as the same may be amended from time to time during the Employment Term. Notwithstanding the foregoing, the Board of Directors may increase the Executive's compensation at any time during the Employment Term.

5.  Termination.

     (a) Subject to the provisions of paragraphs (b) and (c) of this Section 5, the initial term of this Agreement shall extend from the date hereof to November 28, 1991; provided, however, that, subject to such provisions, commencing on November 29, 1989 and on each day thereafter, the remaining term of this Agreement shall be two years from such day. Commencing on November 29, 1989, unless earlier terminated pursuant to paragraph (b) or (c) of this Section 5, this Agreement shall terminate on the second anniversary of the day on which either party shall have given notice to the other party that such party has elected to terminate this Agreement. The provisions of Sections 6, 7, 8 and 9 hereof shall survive any termination of this Agreement.

     (b) This Agreement shall be terminated automatically upon the Executive's death and may be terminated at the discretion of the Board of Directors if the Executive is unable satisfactorily to render services to the Company for a period of six (6) continuous months due to physical or mental disability. A condition of disability under this Agreement shall be determined by the Board of Directors on the basis of competent medical advice. A written opinion of a licensed physician certified in his field of specialization and acceptable to the Board of Directors, or the Executive's receipt of or entitlement to disability benefits under any insurance policy or employee benefit plan provided or made available by the Company or under Federal Social Security laws, shall be conclusive evidence of disability.

     (c) The Board of Directors shall have the right at any time, upon not less than sixty (60) days' written notice, to terminate the Executive's employment for cause, with the facts relating thereto to be specified in such notice, unless such cause shall have been removed or otherwise cured to the satisfaction of the Board of Directors prior to the termination date specified in such notice. "Cause" shall mean (i) a material failure by the Executive to perform his duties as provided in Sections 2 and 3 hereof or to comply with the provisions of Sections 6 and 7 hereof; (ii) the willful engaging by the Executive, in his capacity as an employee of the Company, in gross misconduct; or (iii) the Executive's fraud, embezzlement, theft, conviction of a felony or any act of moral turpitude that, in the good faith opinion of the Board of Directors, is harmful to the Company.

     (d) Upon termination of the Executive's employment pursuant to this Section 5 or for any other reason except breach of this Agreement by the Company, all further compensation to which the Executive would otherwise have been entitled under Section 4 hereof shall cease.

6.  Non-Disclosure of Confidential Information.

     (a) The Executive recognizes and acknowledges that as a consequence of or through his employment with the Company the Executive may have access to certain confidential information regarding the Business (as defined below). Confidential information regarding the Business ("Confidential Information") includes, without limitation, the following insofar as they relate to the Business: technical know-how; customer lists; credit information; sources of supply; private processes, techniques and formulae; research and development activities and data; and inventions; but does not include any of the foregoing or other information which otherwise than by the Executive's action (i) is or becomes generally available or known to the public or in the industry in which the Company is or may be engaged, (ii) was or became available to the Executive prior to its disclosure to the Executive by the Company, or (iii) becomes available to the Executive on a nonconfidential basis from a person other than the Company or any of its employees or agents. The Executive further recognizes and acknowledges that the Company may suffer irreparable damage if, except as may be necessary in the proper performance of the Executive's duties hereunder, any Confidential Information is obtained by or disclosed to any person engaged in a business similar to or that is or might be competitive with the Company, or is used by the Executive or any other person in any way in competition with the Company. As used herein, "Business" means the business in which the Company is engaged from time to time other than activities that are not at such time material to the business of the Company or that were not engaged in during the Employment Term.

     (b) The Executive covenants and agrees that all Confidential Information shall be the sole property of the Company, and its successors and assigns, and that during the Employment Term and after the termination of the Employment Term, without the express prior written consent of the Board of Directors, he will not disclose in whole or in part any Confidential Information to any person for any reason or purpose whatsoever or make use of any Confidential Information for his own purposes or for the benefit of any person (except the Company) under any circumstances except (i) as may be necessary in the proper performance of the Executive's duties hereunder, (ii) to the extent Confidential Information becomes lawfully obtainable from other sources or (iii) as required by law, provided that in the case of (iii) above the Executive shall have given the Company prior written notice setting forth the scope of such required disclosure.

     (c) Upon termination of the Employment Term, all documents, records, notebooks and similar repositories of Confidential Information, including all copies thereof, then in the Executive's possession or control, whether prepared by him or others, will be delivered to the Company.

7. Non-Competition Covenants of the Executive.

     (a) The Executive covenants and agrees that during the Employment Term he will not engage in any business that is in competition with the Business as it exists at such time.

     (b) The Executive further covenants and agrees that, for a period of five years after the last day of the Employment Term, he will not, directly or indirectly, either for himself or as a principal, stockholder, director, officer, partner, investor, affiliate, licensee, employee, agent, consultant, manager, trustee or representative of, or in any other regard or capacity for, on behalf of, or in conjunction with, any person other than the Company (i) engage, in any country where the Company then conducts business, in any business that is in competition with the Business as it exists at such time, or (ii) call upon, solicit, divert or take away any of the then existing customers or patrons of the Company for the purpose of causing or attempting to cause any such person to purchase products sold or services rendered by the Company from any person other than the Company or otherwise divert any business from the Company.

     (c) Notwithstanding anything in Section 7(a) and 7(b) to the contrary, the Executive shall not be prohibited from holding (i) as a passive investment, securities of a business organization listed on a national securities exchange in the United States or abroad or whose securities are otherwise regularly publicly traded, provided that the Executive does not beneficially own in excess of 5% of the outstanding voting securities of any such business organization which is engaged in the Business, and (ii) the investments listed on Exhibit B attached hereto and made a part hereof.

     (d) The Executive further covenants and agrees that, for a period of five years after the last day of the Employment Term, he will not influence or persuade, or attempt to influence or persuade, any employee, agent, distributor or supplier of the Company to terminate such employee's, agent's, distributor's or supplier's relationship with the Company.

     (e) The Executive agrees that the specified duration of the covenants set forth in this Section 7 shall be extended by and for the term of any period during which the Executive is in violation of any such covenant.

     (f) If the Executive wishes to engage in any conduct that would otherwise be proscribed by a covenant set forth in this Section 7, he shall solicit the prior written consent of the Board of Directors by submitting a written request therefor setting forth in full all facts pertinent to the proposed conduct. Any such consent will be binding upon the Company unless it shall be subsequently discovered that such consent was given based upon a statement of facts by the Executive that was incorrect, incomplete or misleading in any material respect.

8. Additional Non-Competition Covenants of the Executive.

     The Executive covenants and agrees that his non-competition covenants set forth in Section 7 hereof shall also extend to General Instrument, except that for the purposes of such extension the references in Section 7 hereof shall be deemed to be modified as follows: (i) references to the "Company" (other than such references in the definition of "affiliated" and references to "affiliated with the Company") shall be deemed to be references to General Instrument, (ii) references to the "Business" shall be deemed to be references to the Broadband Business, as described in Exhibit C attached hereto and made a part hereof, in which General Instrument shall be engaged from time to time, and (iii) references to the "Board of Directors" shall be deemed to be references to General Instrument.

9.  Breach of Covenants.

     The Executive and the Company agree that it may be impossible to measure in money the damages that will accrue to the Company in the event that the Executive breaches any of the provisions of Section 6 or 7 hereof, and the Executive and General Instrument agree that it may be impossible to measure in money the damages that will accrue to General Instrument in the event that the Executive breaches any of the provisions of Section 8 hereof. Therefore, if the Company (in the case of Section 6 or 7) or General Instrument (in the case of Section 8) shall institute any action or proceeding to enforce such provisions, the Executive hereby waives the claim or defense that the Company or General Instrument, as the case may be, has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or General Instrument, as the case may be, has an adequate remedy at law. The foregoing shall not prejudice the right of the Company or General Instrument, as the case may be, (i) to require the Executive to account for and pay over to it the compensation, profits, monies, accruals or other benefits derived or received by him as a result of any transaction constituting a breach of any of the provisions of Section 6 or 7 hereof (in the case of the Company) or Section 8 hereof (in the case of General Instrument) or (ii) to receive from the Executive an amount equal to the damages actually suffered by the Company or General Instrument, as the case may be, as a result of such breach.

10.  Benefit and Assignability.

     This Agreement shall be binding upon the Executive and, except with respect to Sections 1, 2, 3, 4 and 5, his legal representatives, heirs and distributees. Except as expressly permitted herein, the Executive may not assign any of his rights or duties hereunder or any interest herein without the prior written approval of the Board of Directors. The Company shall not unreasonably withhold its consent to the Executive's assignment of his rights to compensation hereunder.

11.  Modification; Waiver.

     No provision of this Agreement may be changed, modified or discharged unless such change, modification or discharge is agreed to in writing by the Executive and the Board of Directors, or in the case of Section 8 hereof or any other provision hereof applicable to General Instrument, by the Executive and by General Instrument. No waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

12.  Severability.

     In the event any section, provision, term or clause of this Agreement, or any combination of the same, shall be found or held to be illegal, invalid or unenforceable at law or in equity under present or future laws, such finding or holding shall not in any way affect the remainder of this Agreement which shall continue in full force and effect. If the time periods, territorial restrictions, activities or subjects contained in the covenants of Section 7 or
Section 8 are deemed invalid or unenforceable in law or equity, they shall be deemed amended by the parties to be for such period, territories, activities or subjects as shall be valid and enforceable.

13.  Entire Agreement.

     This Agreement and the Merger Agreement constitute the entire agreement of the parties relating to the subject matter hereof and there are no written or oral terms or representations made by either party other than those contained herein and therein. Any prior agreements or understandings of the Executive, the Company and General Instrument with respect to the subject matter hereof are hereby terminated and superseded.

14.  Governing Law.

     The construction and performance of this Agreement shall be governed by the law of the State of North Carolina.

15.  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be considered an original and taken together shall constitute one and the same instrument.

16.  Captions.

     The captions of the various sections of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, amplify, explain or in any way affect the scope or intent of this Agreement or any of the terms of this Agreement.

17.  Notices.

     Any notice required or permitted to be given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested. Notices to the Executive may be delivered or sent to the Executive at 1375 Lenoir-Rhyne
Boulevard, Hickory, North Carolina 28601, Attention: Mr. Frank M. Drendel. Notices to the Company may be delivered or sent to the Company at 1375 Lenoir-Rhyne Boulevard, Hickory, North Carolina 28601, Attention: Jearld L. Leonhardt, with a copy to General Instrument Corporation, 767 Fifth Avenue, New York, New York 10153, Attention: Richard M. Hoffman, Esq. Notices to General instrument may be delivered or sent to General Instrument at 767 Fifth Avenue, New York, New York 10153, Attention: Richard M. Hoffman, Esq., with a copy to Cleary, Gottlieb, Steen & Hamilton, One State Street Plaza, New York, New York 10004, Attention: Ned B. Stiles, Esq. The parties may designate other addresses by notice given in accordance with the requirements of this Section 17. Notices shall be deemed given upon receipt.

18.  Miscellaneous.

     (a) Wherever used herein, the singular of any word may denote two or more, the plural may denote only one and words of one gender may denote or include another gender, wherever appropriate under the actual circumstances.

     (b) As used in this Agreement, the term "person" includes any natural person, corporation, partnership, association, organization or other entity and the term "affiliate" means any person directly or indirectly controlling, controlled by or under common control with another person including, without limitation, a subsidiary and a parent of such person.

     (c) All references herein to General Instrument (except for such references with respect to the solicitation by the Executive of the written consent of General Instrument and such references in Section 11 hereof) shall be deemed to refer to General Instrument and its affiliates other than (i) the Company and
(ii) any person directly or indirectly controlled by the Company. References to the Company in Sections 6 and 7 hereof (except for such references with respect to notice or delivery to the Company and in the definition of "affiliated" and in references to "affiliated with the Company") shall be deemed to refer to the Company and any person directly or indirectly controlled by the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                      /s/ FRANK M. DRENDEL
                                      ------------------------------------------
                                      FRANK M. DRENDEL

                                      COMM/SCOPE COMPANY

                                      By: /s/
                                          --------------------------------------
                                           Title: V.P.

                                      GENERAL INSTRUMENT CORPORATION

                                      By: /s/
                                          --------------------------------------
                                           Title: V.P.

                                                                       Exhibit A


                                  COMPENSATION

Base Salary:  $230,000 per annum.

Target Bonus Opportunity:             Up to 50% of Base Salary under the
                                      Management Incentive Compensation Plan
                                      expected to be adopted by the Company
                                      or otherwise.

                                                                       Exhibit B

                              PERMITTED INVESTMENTS

     Investments in corporations or other entities the principal business of which is providing cable television services to subscribers.

                                                                       Exhibit C

                       DESCRIPTION OF GENERAL INSTRUMENT'S
                               BROADBAND BUSINESS

     General Instrument's "Broadband Business" consists of General Instrument's activities with respect to (i) the design, development, manufacture, sale and installation of electronic equipment and systems, subscriber terminals and distribution electronics for community antenna television ("CATV") systems (other than wire and cable), (ii) the design, development, manufacture and sale of encryption/decryption equipment and software for the scrambling and descrambling of satellite-delivered television programming, (iii) the construction and management of construction of turnkey CATV systems and (iv) the provision, to CATV operators and franchise holders, of on-site signal analysis and system designs for antennas, headend and distribution equipment.